United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

LION CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26235	52-2191043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8140 North Mopac, Bldg. 1, Suite 125, Austin, Texas 78759
(Address of principal executive offices) (Zip Code)

(512) 615-2453
(Registrant's telephone number)

Form 8-K (Letters of Intent) v1

Item 1.01.	Entry Into a Material Definitive Agreement

Effective July 15, 2009, Lion Capital Holdings, Inc. (the "Company") entered into a letter of intent (the "Pub X LOI") with Publisher X, LLC ("Pub X").  The Pub X LOI gives the Company the irrevocable right to acquire Pub X on or before August 31, 2009 subject to entry into a definitive purchase agreement containing customary representations, warranties, covenants and indemnities.  The Company will acquire all of the assets, liabilities and issued and outstanding membership interests of Pub X in exchange for the Company issuing 14 million shares of its common stock to the members of Pub X.  The Company has also agreed to provide Pub X with bridge financing of $285,000, with at least $200,000 to be provided within three weeks of the execution of the Pub X LOI.  The Company will also enter into consulting agreements with Flashman Studios and Reverb Communications as part of the acquisition.  The closing of the acquisition will be subject to satisfaction of customary closing conditions for transactions of this type.

Effective July 17, 2009, the Company entered into a letter of intent (the "FF LOI") with FunFinder, Inc., a Delaware corporation ("FunFinder").  The FF LOI gives the Company the irrevocable right to acquire all of the issued and outstanding capital stock of FunFinder on or before July 10, 2009 subject to entry into a definitive purchase agreement containing customary representations, warranties, covenants and indemnities.  The Company will acquire all of the issued and outstanding capital stock of FunFinder, including any derivative securities outstanding, in exchange for the Company issuing $6 million worth of its common stock (at a price based on the market price of the Company's common stock but in no event less than $0.50 per share).  Issuance of the Company's stock will occur as follows – 4 million shares to be issued at the closing (subject to FunFinder having entered into a contract with Royal Caribbean Cruise Lines), and the remainder issuable upon completion of further milestones by FunFinder The closing of the acquisition will be subject to satisfaction of customary closing conditions for transactions of this type.

Forward-Looking Statements

In addition to historic information, this report, including the exhibit, contains forward-looking statements regarding events, performance and trends. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, including whether or not the acquisitions, which will each be subject to customary closing conditions and completion of due diligence, will close, and the statements contained above regarding the risks and uncertainties related to the occurrence of future events. There can be no assurance that the Company will enter into definitive purchase agreements with either Pub X or FunFinder, that the closing conditions contained in any definitive purchase agreements will be satisfied or waived, that either of the proposed acquisitions will occur, or, if they do occur, when they will close.  Additional factors are identified in the Company’s periodic reports filed with the Securities and Exchange Commission, the most recent of which are the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Letter of Intent, effective as of July 15, 2009, by and between Lion Capital Holdings, Inc. and Publisher X, LLC
99.2	Letter of Intent, effective as of July 17, 2009, by and between Lion Capital Holdings, Inc. and FunFinder, Inc.

Form 8-K (Letters of Intent) v1

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lion Capital Holdings, Inc., a Delaware corporation

Date: July 21, 2009	By:	/s/ Timothy T. Page
Timothy T. Page
CEO and Chairman